UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2024, Future FinTech Group Inc. (the “Company” or “Seller”) and FTFT SuperComputing Inc. a wholly owned subsidiary of the Company (“FTFT SuperComputing”) entered into a Stock Purchase Agreement (the “Agreement”) with DDMM Capital LLC (the “Buyer”).  Pursuant to the terms of the Agreement, the Company agreed to sell all of the issued and outstanding shares of FTFT SuperComputing to the Buyer for a purchase price that equals to: (i) $1,000,000 and (ii) the assumption of the obligations of FTFT SuperComputing totaling $973,072.24 (collectively, the “Closing Purchase Price”). The Closing Purchase Price shall be paid on the closing date in immediately available funds by wire transfer to an account at Olshan Frome Wolosky LLP to satisfy, in part, the right of payment held by FT Global Capital, Inc. (“FT Global”) arising from the judgment entered in favor of FT Global and against the Company registered in the Southern District of New York and all matters pertaining to such litigation. The closing of the transactions contemplated by the Agreement (the “Closing”) took place on December 9, 2024.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 5, 2024, Future FinTech Group Inc. (the “Company”), held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). A quorum was present at the Annual Meeting, and shareholders: (i) elected Hu Li, Mingyong Hu, Fuyou Li, Mingjie Zhao and Ying Li to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of Fortune CPA, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) approved and adopted the Future FinTech Group Inc. 2024 Omnibus Equity Plan; and (iv) approved the compensation of the named executive officers in a non-binding, advisory vote.

The following is a summary of the voting results for each matter submitted to the shareholders:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Fuyou Li	10,823,623	51,542	8,097,600
Hu Li	10,823,365	51,737	8,097,600
Ying Li	10,821,253	52,338	8,097,600
Mingyong Hu	10,824,156	50,929	8,097,600
Mingjie Zhao	10,824,334	51,261	8,097,600

Proposal 2: Ratification of the Appointment of Fortune CPA, Inc., as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024

The shareholders ratified the appointment of Fortune CPA, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

For	Against	Abstain	Broker Non-Votes
14,062,407	298,247	65,165	N/A

Proposal 3. Adoption and Approval of the Future FinTech Group Inc. 2024 Omnibus Equity Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,806,153	72,393	9,440	8,097,600

Proposal 4. Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,791,272	88,579	8,134	8,097,600

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement by and among Future FinTech Group Inc., FTFT SuperComputing Inc. and DDMM Capital LLC dated on December 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 11, 2024	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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